SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 28, 2001
Date of earliest event reported

OZ COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

California	000-30701	95-4560875
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Snorrabraut 54
Reykjavík, Iceland
(Address of principal executive offices)

IS-105
(Zip code)

(011 354) 535-0000
(Registrant’s telephone number, including area code)

OZ.COM
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
ITEM 7. EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 10.1

Item 5. Other Events

     On November 28, 2001, the issuer, OZ.COM, changed its name to OZ Communications, Inc. (“OZ”).

     On January 24, 2002 OZ entered into an agreement with Ericsson Radio Systems AB, Ericsson Telecom AB, Ericsson Inc. and Ericsson Canada Inc. (collectively, “Ericsson”) ending more than three years of cooperation between OZ and Ericsson to develop and market the iPulse software. Under the terms of the agreement Ericsson agreed to pay OZ an aggregate of $6 million prior to the end of the quarter ending March 31, 2002 and irrevocably (a) assigned to OZ an equal and undivided share of its right, title and interest in and to (i) the iPulse™ software, including source and object code, (ii) the “iPulse” trademark, and (b) granted to OZ a worldwide and perpetual license for all purposes to all other intellectual property rights contained in and related to the iPulse™ software, including any patent rights, copyrights, rights to photographs, design rights, technical documentation and any other industrial and intellectual property rights contained in the source and object code. OZ and Ericsson each have the right to exploit the iPulse™ software in any way that it sees fit. The agreement expressly terminates all other contracts between OZ and Ericsson except for that certain shareholder rights agreement made and entered into as of February 4, 1999 by and between OZ, Ericsson Inc. and certain shareholders of OZ. Under the terminated agreements, only Ericsson was entitled to accept orders for the iPulse software, which is a presence and communication platform for wireless operators. OZ intends to integrate the iPulse technology with the group communication technologies that OZ has been developing at its Montreal development center and bring it to market as OZ Instant Communication Solution 2.0, which it will market directly to wireless network operators. There can be no assurance that OZ will be successful in developing and marketing this product. The foregoing is a summary description of the agreement and does not include the specific terms and provisions of the agreement. Accordingly, the foregoing summary is qualified in its entirety by reference to the agreement which is filed as an exhibit to this current report on Form 8-K.

     As a result of the termination of the agreements, OZ will recognize contract termination fees, revenues from the Ericsson Canada, Inc. development agreement, and an impairment loss on the related intangibles that OZ recorded in connection with the acquisition of the shares of MCE Holdings Inc. in November 2000. In accordance with the Financial Accounting Standards Boards SFAS No. 142, OZ will record an $8.9 million non-cash impairment loss as an operating expense in the quarter ending December 31, 2001. In the quarter ending March 31, 2002, OZ will recognize a portion of the $6 million to be paid by Ericsson in contract termination fees as “other revenue,” and $3.75 million in revenues from the development agreement with Ericsson Canada Inc. that is currently reflected on the balance sheet as “deferred revenue.”

     Ericsson has been OZ’s primary source of revenues for the last three years. Consequently, termination of the agreements with Ericsson will result in the loss of the main source of OZ’s historical revenues. If OZ is unable to secure additional sources of revenue, the termination of the agreements between OZ and Ericsson would have a material, adverse affect on OZ’s business and results of operations. OZ believes that the proceeds from the Ericsson agreement, plus its current cash, cash equivalents and short-term investments, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least the next nine months. While OZ intends to seek additional financing, there can be no assurance that it will be successful.

     This Current Report on Form 8-K contains various forward-looking statements with respect to our financial condition, results of operations and business. The words “believe,” “ex-

pect,” “anticipate,” “intend,” “may,” “will,” “should,” “could,” “potential,” “continue,” “estimate,” “predict,” and “plan” and similar expressions or the negative of such expressions, identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and a number of factors could cause actual results to differ materially from those projected or implied in such forward-looking statements. These factors include, but are not limited to, the risk factors disclosed in OZ’s Annual Report on Form 10-KSB. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Due to such uncertainties and risks, you should not place undue reliance on such forward-looking statements that speak only as of the date of this report. OZ does not undertake to update publicly, review or revise any forward-looking statements to reflect any change in our expectations with regard thereto or to reflect events or circumstances occurring after the date hereof, unless required by the federal securities laws.

ITEM 7. EXHIBITS

3.1	Certificate of Ownership filed November 28, 2001.

10.1	Agreement among Registrant, Ericsson Radio Systems AB, Ericsson Telecom AB, Ericsson Inc. and Ericsson Canada Inc. dated as of January 24, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OZ COMMUNICATIONS, INC.

By:	/s/ JÓN L. ÁRNASON

Name: Jón L. Árnason Title: Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 17, 2002

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Certificate of Ownership filed November 28, 2001.

*10.1	Agreement among Registrant, Ericsson Radio Systems AB, Ericsson Telecom AB, Ericsson Inc. and Ericsson Canada Inc. dated as of January 24, 2002.

*	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

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